U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

GLYECO, INC.
(Name of the Registrant as Specified in its Charter)

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EXPLANATORY NOTE

GlyEco, Inc., a Nevada corporation (the “Company”), is filing this Amendment No. 1 to Schedule 14A (“Amendment No. 1”) to amend the Company’s Definitive Proxy Statement for its 2013 Annual Meeting of Stockholders (“Proxy Statement”), which was filed by the Company with the Securities and Exchange Commission on June 19, 2013, in order to amend the disclosure relating to the Company’s previous independent registered public accounting firm, Jorgensen & Co., which was set forth on page 6 of the Proxy Statement in the third paragraph of the “Proposal 2: Ratification of Appointment of Independent Registered Public Accountant” section.

All other items of the Proxy Statement are incorporated by reference herein without change.

AMENDMENTS TO PROXY STATEMENT

Amendment to Disclosure Relating to the Company’s Previous Independent Registered Public Accounting Firm

The disclosure relating to the Company’s previous independent registered public accounting firm, Jorgensen & Co., set forth on page 6 of the Proxy Statement in the third paragraph of the “Proposal 2: Ratification of Appointment of Independent Registered Public Accountant” section, is hereby deleted in its entirety and replaced with the following:

“The reports provided by Jorgensen & Co. in connection with the Company’s financial statements for the fiscal years ended December 31, 2012, and December 31, 2011, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that they contained an explanatory paragraph in respect to the substantial doubt of the Company’s ability to continue as a going concern.

There was one disagreement between the Company and Jorgensen & Co. in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2012.  The disagreement concerned the fair value of shares issued in non-monetary transactions.  The view of Jorgensen & Co. was that market conditions for the cash sale of securities (at $0.50) weighed heavily in the valuation of the shares, notwithstanding contractual agreements (at $1.00) for the parties to the non-monetary exchanges. The Company’s Board of Directors did not directly discuss the subject matter of the disagreement with Jorgensen & Co., and the disagreement was ultimately resolved to the satisfaction of Jorgensen & Co.  The Company has authorized Jorgensen & Co. to respond fully to any inquiries of Semple, Marchal & Cooper LLP concerning the subject matter of the disagreement.

Notwithstanding the foregoing, there were no other disagreements between the Company and Jorgensen & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Jorgensen & Co., would have caused Jorgensen & Co. to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements; and there were no other reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.”

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on July 29, 2013:

This Amendment No. 1, the Proxy Statement, and our Annual Report on Form 10-K for the
fiscal year ended December 31, 2012, are available at http://www.proxyvote.com.